April 30, 1999


Dear Shareholder:

   You are cordially invited to attend the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of JB Oxford Holdings, Inc. (the "Company"), to be held at 10:00 A.M. local time on Friday, June 4, 1999, at the Loews Miami Beach Hotel, 1601 Collins Avenue, Miami, Florida 33139.

   As more fully described in the attached Notice of Annual Meeting and the accompanying Proxy Statement, the principal business to be addressed at the Annual Meeting is the election of directors, approval of the Company's 1998 Stock Option and Award Plan and ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for 1999.

   In addition to the specific matters to be acted upon, management will report on the progress of the Company and will be available to respond to questions of general interest to shareholders.

   Your vote is important to the Company. Whether or not you plan to attend the Annual Meeting, please submit your proxy to ensure your representation. This year most of our shareholders will be able to vote in any of the following ways:
(1) on the Internet at www.proxyvote.com by following the instructions listed on the accompanying voting instruction form, (2) by telephone by calling the toll-free number shown on your proxy card and following the instructions listed on the accompanying voting instruction form, or (3) by signing and dating the enclosed proxy card and returning it in the enclosed envelope.

   The Board of Directors recommends that you vote FOR the director nominees and each of the matters described in the Proxy Statement to be presented at the Annual Meeting. You may attend the Annual Meeting and vote in person even if you have submitted your proxy.

   On behalf of the Directors and management of JB Oxford, we would like to thank you for your support and confidence in the Company and look forward to seeing you at the Annual Meeting.

Sincerely,

C.L. JARRATT
Chairman of the Board and
Chief Executive Officer




                            JB OXFORD HOLDINGS, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 4, 1999



TO THE SHAREHOLDERS OF JB OXFORD HOLDINGS, INC.:

   The 1999 Annual Meeting of Shareholders (the "Annual Meeting") of JB Oxford Holdings, Inc. (the "Company"), will be held at 10:00 A.M. local time on Friday, June 4, 1999, at the Loews Miami Beach Hotel, 1601 Collins Avenue, Miami, Florida 33139, for the following purposes:

1.To elect directors to serve a term of one year or until a successor of each has been duly elected and qualified (Proposal 1);

2.To consider and approve the Company's 1998 Stock Option and Award Plan
  (Proposal 2);

3.To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for 1999 (Proposal 3); and

4.To transact such other business as may properly come before the Annual
  Meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only shareholders of record at the close of business on April 22, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

SCOTT G. MONSON
Secretary


                                  IMPORTANT


TO INSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON A POSSIBLE. THIS YEAR MOST OF OUR SHAREHOLDERS WILL BE ABLE TO VOTE IN ANY OF THE FOLLOWING WAYS: (1) ON THE INTERNET AT WWW.PROXYVOTE.COM BY FOLLOWING THE INSTRUCTIONS LISTED ON THE ACCOMPANYING VOTING INSTRUCTION FORM, (2) BY TELEPHONE BY CALLING THE TOLL-FREE NUMBER SHOWN ON YOUR PROXY CARD AND FOLLOWING THE INSTRUCTIONS LISTED ON THE ACCOMPANYING VOTING INSTRUCTION FORM, OR
(3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE. YOU MAY ATTEND THE ANNUAL MEETING AND VOTE IN PERSON EVEN IF YOU HAVE SUBMITTED YOUR PROXY.




                            JB OXFORD HOLDINGS, INC.


                                PROXY STATEMENT

                              GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of JB Oxford Holdings, Inc., a Utah corporation (the "Company"), to be voted at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of the Company, or any postponements or adjournment thereof. The Annual Meeting will be held at 10:00 A.M. local time on Friday, June 4, 1999, at the Loews Miami Beach Hotel, 1601 Collins Avenue, Miami, Florida 33139. As more fully described below, the principal business to be addressed at the Annual Meeting is the election of directors, approval of the Company's 1998 Stock Option and Award Plan and the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for 1999.

   This Proxy Statement, the Notice of Annual Meeting and proxy card, together with the Company's annual report to shareholders on Form 10-K for the fiscal year ended December 31, 1998, are being sent to shareholders beginning on or about April 30, 1999.

SHARES OUTSTANDING AND VOTING RIGHTS

   Holders of record of shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), at the close of business on April 22, 1999 are entitled to notice of and to vote at the Annual Meeting. On April 22, 1999, there were 14,679,726 shares of the Company's Common Stock outstanding. Each share is entitled to one vote in each of the matters properly presented at the Annual Meeting.

PROXY PROCEDURE

   Each validly executed, unrevoked proxy received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting as specified by the shareholder. If no choice is indicated, the proxy will be voted FOR the election of the director nominees and FOR the proposals described in the Notice of Annual Meeting. Any shareholder giving a proxy pursuant to this solicitation may revoke it at any time before it is voted by delivering to the Secretary of the Company at its principal office a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

   A majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum at the Annual Meeting. Shares of Common Stock represented in person or by proxy at the Annual Meeting, including abstentions and "broker non-votes," will be tabulated by the inspectors of election appointed for the Annual Meeting and will determine whether or not a quorum is present. A broker non-vote occurs when a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

VOTING REQUIREMENTS

   A plurality of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of directors. A majority of the votes cast on the proposal at the Annual Meeting is required for approval of the Company's 1998 Stock Option and Award Plan and the ratification of Arthur Andersen LLP as the Company's independent accountants for 1999.

   With respect to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals (other than the election of directors) and will be counted as shares that are present and entitled to vote for a proposal, but will not be counted in the total number of votes cast in favor of or against the proposal, and thus will have no effect on the outcome of voting. Broker non-votes are not shares entitled to vote, will not be counted in the total number of votes cast, and thus will have no effect on the outcome of voting.

HOW TO VOTE

   You may submit a proxy with voting instructions by the Internet or the telephone, or if those options are not available to you, by mailing the enclosed proxy card. You may attend the Annual Meeting and vote in person even if you have submitted your proxy.

   Vote by the Internet. If you hold your shares through a broker, nominee, fiduciary or other custodian, you may be able to vote your shares by the Internet. A large number of banks and brokerage firms are participating in the ADP Investor Communications Service online program. This program allows eligible shareholders to vote by the Internet. If your bank or brokerage firm is participating in ADP's online voting program, you will be provided with instructions for voting by the Internet. If you vote by the Internet you do not need to return your proxy card by mail. If your bank or brokerage firm does not provide for voting by the Internet or telephone, please mark your proxy card, date and sign it, and return it in the enclosed envelope.

   Vote by Telephone. If you hold your shares through a broker, nominee, fiduciary or other custodian, you may be able to vote your shares by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communications Service telephone program. This program allows eligible shareholders to vote by telephone. If your bank or brokerage firm is participating in ADP's telephone voting program, you will be provided with instructions for voting by telephone. If you vote by telephone you do not need to return your proxy card by mail. If your bank or brokerage firm does not provide for voting by telephone or the Internet, please mark your proxy card, date and sign it, and return it in the enclosed envelope.

   Vote by Mail. If you vote by mail, simply mark your proxy card, date and sign it, and return it in the enclosed envelope.

COSTS OF SOLICITATION

   The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be borne by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone, facsimile and the Internet, and the Company may pay persons holding shares of Common Stock for others their expenses for sending proxy materials to their principals. The Company has retained Beacon Hill Partners, Inc., 90 Broad Street, New York, New York, 10004, to assist in the solicitation of proxies.
The Company has agreed to pay Beacon Hill a fee of approximately $7,500 and to reimburse it for its reasonable out-of-pocket expenses.


                      PROPOSAL 1 -- ELECTION OF DIRECTORS

DIRECTOR NOMINEES

   The Board of Directors currently consists of four members. At the Annual Meeting, four directors are to be elected to the Board of Directors each to serve a one year term or until their successors are duly elected and qualified. The Board has nominated CHRISTOPHER L. JARRATT, JAMES G. LEWIS, MARK D. GROSSI and DAVID A. MAHOOD for election as directors of the Company. All nominees are currently directors of the Company.

   Biographical information relating to each of the director nominees appears below under the heading "Board of Directors."

REQUIRED VOTE

   The Board of Directors recommends that shareholders vote FOR the director nominees. A plurality of the votes cast at the Annual Meeting is required for the election of directors. The enclosed proxy will be voted FOR the director nominees unless the proxy holders are otherwise instructed. If any of the director nominees are unavailable or decline to serve as a director for any reason, the proxy holders will vote the proxies for a substitute director nominee designated by the Board of Directors. The Board of Directors does not expect that any of the director nominees will be unable to serve as director of the Company.


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.


                               BOARD OF DIRECTORS

   The Board of Directors develops the Company's business strategy and oversees its operations. It establishes the overall policies and standards for the Company and reviews the performance of management in executing the business strategy. The directors are kept informed of the Company's operations at meetings of the Board of Directors and its established committees, through reports and analyses presented to the Board of Directors, and by discussions with management.

   Set forth below is biographical information for each member of the Company's Board of Directors, each of whom is a nominee for election as a director at the Annual Meeting.

          NAME                 AGE           POSITIONS WITH THE COMPANY

Christopher L. Jarratt         37       Director, Chairman of the Board and
                                        Chief Executive Officer
James G. Lewis                 33       Director, President and Chief
                                        Operating Officer
 Mark D. Grossi                45       Director
David A. Mahood                37       Director


   Christopher L. Jarratt has served as a director, Chairman of the Board and Chief Executive Officer of the Company since June 1998. Since May 1997, Mr. Jarratt has been a director of Pacific Gateway Properties, Inc., a publicly-traded real estate company. Since 1992, Mr. Jarratt has also served as President of Jarratt Associates, Inc., a company engaged in various investment activities. Mr. Jarratt has been Chief Manager of Third Capital, LLC, a company engaged in various investment and advisory activities, since September 1996 and Chief Manager and Chief Executive Officer of Third Capital Partners, LLP, a company engaged in various investment and advisory activities, since 1998.

   James G. Lewis has served as a director, President and Chief Operating Officer of the Company since June 1998. From May 1994 through August 1996, Mr. Lewis was employed as an attorney with the law firm Shumaker, Loop & Kendrick LLP, Tampa, Florida. Prior to that time, Mr. Lewis was employed as an attorney with the law firm of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., Clearwater, Florida. Since September 1996, Mr. Lewis has been Chief Operating Officer and General Counsel of Third Capital, LLC, a company engaged in various investment and advisory activities.

   Mark D. Grossi has served as director of the Company since June 1998. Since 1992, Mr. Grossi has served as a director and Executive Vice President of Charter One Financial, Inc., a publicly-traded savings and loan holding company. Mr. Grossi also serves as Executive Vice President and Chief Retail Banking Officer of Charter One Bank, a subsidiary of Charter One Financial. Mr. Grossi has been a director of Pacific Gateway Properties, Inc., a publicly-traded real estate company, since June 1997. Mr. Grossi has also been a director of Meridian Point Realty Trust '83, a publicly-traded real estate investment trust, since September 1998.

   David A. Mahood has served as a director of the Company since November 1998. Since June 1997, Mr. Mahood has served as a director and Chief Executive Officer of MGC, Inc., a specialty contractor for laboratory and institutional equipment and furnishings, and as Sales and Operation Manager prior to that time.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

   The current Board of Directors held four meetings in 1998. All incumbent members of the Board of Directors participated in these meetings.

   The former Board of Directors held five meetings and took one action by unanimous written consent in 1998. All former members of the Board of Directors participated in these meetings.

   The Board of Directors established an Audit Committee in November 1998. The Audit Committee is composed of Messrs. Grossi, Lewis and Mahood. The purpose of the Audit Committee is to oversee the retention, performance and compensation of the independent public accountants for the Company, and the establishment and oversight of the Company's systems of internal accounting and auditing control. The Audit Committee did not hold any meetings in 1998.

   The Board of Directors established a Compensation Committee in April 1999. The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to directors and executive officers and administers the Company's stock option plans. The Compensation Committee is composed of Messrs. Grossi and Mahood.

DIRECTOR COMPENSATION

   Non-employee directors are compensated $2,500 for each quarterly meeting attended.

   The Non-Employee Directors' Stock Option Plan, as amended (the "Directors' Stock Plan"), provides for the grant of non-qualified stock options to purchase 25,000 shares of the Company's Common Stock to each non-employee director upon his or her initial election to the Board of Directors. In addition, the Directors' Stock Plan provides for an annual grant of 5,000 non-qualified stock options to each non-employee director. See "Executive Compensation and Other Information - Stock Option Plans."


                      PROPOSAL 2 -- APPROVAL OF STOCK PLAN


   The 1998 Stock Option and Award Plan (the "1998 Stock Plan") was adopted by the Board of Directors of the Company effective as of June 8, 1998, subject to shareholder approval. The 1998 Stock Plan provides for the grant of options to purchase an aggregate of 3,500,000 shares of Common Stock to employees, officers, directors and consultants, upon whose efforts and judgment the success of the Company is largely dependent. The Board of Directors believes that stock options are important to attract and retain officers and other key employees of the Company, by facilitating their acquisition of an equity interest in the Company, which aligns their interests with those of the Company's shareholders.

   The principal provisions of the 1998 Stock Plan are summarized below. However, this summary is not complete and is qualified in its entirety by the terms of the 1998 Stock Plan. A copy of the 1998 Stock Plan is attached as Appendix A and is incorporated into this Proxy Statement by reference.

DESCRIPTION OF THE 1998 STOCK PLAN

   The 1998 Stock Plan provides for the grant to eligible employees, officers, directors and consultants of incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), for the grant of nonstatutory stock options ("Non-Statutory Stock Options") to eligible employees, officers, directors and consultants for the grant of restricted share awards ("Restricted Share Awards"). Incentive Stock Options may be exercisable for up to ten years at an option price of not less than the fair market value of the Company's Common Stock on the date the option is granted, or for up to five years at an option price of not less than 110% of the fair market value of the Company's Common Stock in the case of an officer or other key employee who owns, at the time the option is granted, more than 10% of the Company's Common Stock. Holders of


Incentive Stock Options qualify for certain favorable tax treatment. See "Summary of Federal Income Tax Consequences." Non-Statutory Stock Options may be exercisable for up to ten years at such exercise price and upon such terms and conditions as the Compensation Committee of the Board of Directors may determine.

   The 1998 Stock Plan will be administered by the Compensation Committee of the Board of Directors, which will be charged with designating those persons to whom options or Restricted Share Awards are to be granted and determining the terms of such awards, including the exercise price of options, the number of shares subject to an option, the time of the exercise of an option and the number of shares of, and the restrictions placed on, a Restricted Share Award. In granting awards, the Compensation Committee will take into consideration the past performance and anticipated future contribution of the potential grant recipient and such other considerations the Committee deems relevant.

   Options granted under the 1998 Stock Plan are subject to the following restrictions, among others: (a) the per share exercise price for Incentive Stock Options must be equal to or greater than 100% of the fair market value of a share of the Company's Common Stock on the date of grant of the option; (b) no option may be exercisable after the expiration of ten years from the date of its grant; and (c) options granted under the 1998 Stock Plan are subject to transfer restrictions as follows:

1.No Incentive Stock Option shall be transferable by the optionee other than by will, or the laws of descent and distribution, and each Incentive Stock Option shall be exercisable during the optionee's lifetime only by the optionee; and

2.No Non-Statutory Stock Options may be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of, except as follows: (a) to the spouse or any children or grandchildren of the holder; (b) as a charitable contribution or gift to or for the use of any person or entity described in Section 170(c) of the Code; (c) to any controlled entity (as such term is defined in the Code); or (d) by will or the laws of intestate succession.

   If the optionee ceases to be employed by the Company because he or she is terminated for cause (as defined in the 1998 Stock Plan), the unexercised portion of any option held by the terminated employee will automatically expire. If an optionee's employment by the Company is terminated by reason of a mental or physical disability or death, then his or her options will expire one year after the date of termination. If an optionee's employment is terminated for any other reason, then his or her options will terminate three months from the date of termination. Options become immediately exercisable in the event of a change in control of the Company or other similar event.

   The 1998 Stock Plan authorizes the Company to make loans to optionees to enable them to exercise their options. Such loans must (a) provide for recourse to the optionee, (b) bear interest at a rate no less than the prime rate of interest of the Company's principal lender and (c) be secured by the shares of Common Stock purchased.

   An award of restricted shares constitutes an immediate transfer of ownership to the recipient in consideration of the performance of services. Awards of restricted shares may be made for no additional consideration or for consideration of a payment by the participant that is less than the current fair market value of the Common Stock. The participant has immediate dividend and voting rights on the shares but the shares will be subject to a "substantial risk of forfeiture," within the meaning of Section 83 of the Code, for a period of at least one year, as determined by the Compensation Committee. In order to enforce these forfeiture provisions, the transferability of restricted shares granted under the 1998 Stock Plan will be prohibited or restricted in the manner prescribed by the Compensation Committee on the date of the grant. The Compensation Committee may provide for the earlier termination of the forfeiture provisions in the event of a change in control of the Company, retirement, death or disability of the recipient, or other similar event.

   The Board of Directors has the authority to amend or terminate the 1998 Stock Plan, provided that no such action impairs the rights of the holder of any outstanding option or restrictive shares without the written consent of such holder, and provided further that certain amendments of the 1998 Stock Plan are subject to shareholder approval. Unless terminated sooner, the 1998 Stock Plan will terminate ten years from its effective date.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

Non-Statutory Stock Options

   Generally. An optionee generally will not recognize income upon the grant of a Non-Statutory Stock Option. If an optionee receives unrestricted shares of Common Stock upon the exercise of a Non-Statutory Stock Option, he will normally recognize ordinary income at the time of exercise equal to the excess of the fair market value, at the time of exercise, of the optioned Common Stock received over the exercise price. If the optionee disposes of the shares, capital gain will be recognized, either long or short term depending on the holding period beginning on the date the shares are acquired.

   Special Rules Applicable to Optionees Subject to Section 16(b) of the Securities Exchange Act of 1934, as Amended. The tax consequences to optionees who are Company insiders subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") may differ from the tax consequences described above. In the case of such an optionee, ordinary income will generally be recognized upon exercise only if six months have elapsed since the date of the grant.

   Tax Consequences to the Company. To the extent that an optionee recognizes ordinary income, the Company or subsidiary for which the optionee performs services will generally be entitled to a corresponding deduction. The deduction is allowed in the tax year in which the optionee is required to include the amount in income.

Incentive Stock Options

   Generally. An optionee will not recognize income upon the grant of an incentive stock option. In addition, an optionee will not recognize income upon the exercise of an Incentive Stock Option if he or she satisfies certain employment and holding period requirements. To satisfy the employment requirement, an optionee generally must exercise the option not later than three months after he ceases to be an employee of the Company or a subsidiary of the Company (one year if he ceases to be an employee due to disability). To satisfy the holding period requirement, an optionee must hold the optioned Common Stock for more than two years from the grant of the option and more than one year after the Common Stock is transferred to him. If these requirements are satisfied, upon the sale of the Common Stock, the optionee will be taxed at long-term capital gains rates on any gain, measured by the difference between his or her cost to exercise the option and the net proceeds of the sale.

   Disqualifying Disposition. If shares of Common Stock acquired upon the timely exercise of an incentive stock option are sold, exchanged or otherwise disposed of without satisfying the holding period requirement (a "Disqualifying Disposition"), the optionee will usually recognize ordinary income at the time of disposition equal to the amount of the excess of the fair market value of the optioned Common Stock on the date of exercise over the exercise price.

   Alternative Minimum Tax. An optionee generally must include in alternative minimum taxable income the amount by which the amount paid for the option is exceeded by the stock's fair market value at the time the rights to the stock are freely transferable or not subject to a substantial risk of forfeiture.

   Tax Consequences to the Company. The granting of an Incentive Stock Option, or the exercise thereof, will generally not result in a deduction for the Company. However, to the extent that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, the Company will generally be entitled to a corresponding deduction.

Restricted Share Awards

   The recipient of Restricted Share Awards generally will be subject to tax at ordinary income rates on the fair market value of the restricted share reduced by any amount paid by the participant at the time the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who makes the election under
Section 83(b) of the Code, within thirty days of the date of transfer of the shares with Restrictions will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. Thereafter, the lapse of the Restriction will not cause a taxable event. If the recipient sells the shares at a later date, the recipient will be taxed at capital gains rates, to the extent the sale proceeds exceed the fair market value of the shares at the time of the Section 83(b) election. If a recipient has not made an election under Section 83(b), any dividends received with respect to restricted stock subject to Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

OPTIONS GRANTED UNDER THE 1998 STOCK PLAN

   The following table provides certain information with respect to grants under the 1998 Stock Plan. As of the date of this Proxy Statement, the Company has granted options to purchase an aggregate of 1,550,000 shares of Common Stock to Messrs. Jarratt and Lewis under the 1998 Stock Plan, which grants are contingent upon approval of the 1998 Stock Plan by the Company's shareholders. If approval of the options is not granted by the shareholders at the Annual Meeting, the Company has agreed to grant Messrs. Jarratt and Lewis comparable compensation. See "Executive Compensation and Other Information -- Employment Agreements and Compensation Arrangements."

                         NUMBER OF SHARES     EXERCISE PRICE     EXPIRATION
       NAME             UNDERLYING OPTIONS      PER SHARE           DATE

Christopher L.  Jarratt      800,000             $1.3125        June 8, 2008

James G. Lewis               750,000             $1.3125        June 8, 2008


REQUIRED VOTE

   The Board of Directors recommends that shareholders vote FOR the approval of the 1998 Stock Plan. Approval of the 1998 Stock Plan requires a majority of the votes cast on the proposal at the Annual Meeting. If the proposed 1998 Stock Plan is approved, it will be effective as of the date of its adoption by the Board of Directors. The enclosed proxy will be voted FOR the approval of the 1998 Stock Plan unless the proxy holders are otherwise instructed.
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1998 STOCK PLAN.


             PROPOSAL 3 -- RATIFICATION OF INDEPENDENT ACCOUNTANTS

   The Board of Directors of the Company has approved and recommends the appointment of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 1999. Although the Bylaws of the Company do not require the selection of independent accountants to be submitted to shareholders for approval, this selection is being presented to shareholders for ratification or rejection at the Annual Meeting. The Board of Directors recommends that the shareholders vote FOR the ratification of such selection.

   A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

VOTE REQUIRED

   Ratification of the Board of Directors' selection of Arthur Andersen LLP requires a majority of the votes cast on the proposal at the Annual Meeting. If the ratification of Arthur Andersen LLP is rejected, or if Arthur Andersen LLP declines to act or becomes incapable of acting as the independent accountants to the Company, or if Arthur Anderson LLP's employment by the Company is discontinued, the Board of Directors will appoint other independent accountants whose continued employment after the following Annual Meeting of Shareholders will be subject to ratification by shareholders. The enclosed Proxy will be voted FOR ratification of Arthur Andersen LLP as independent accountants to the Company unless the proxy holders are otherwise instructed.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT
   OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1999.


                               EXECUTIVE OFFICERS

   Set forth below is biographical information for each of the Company's executive officers who is not a director. For biographical information regarding Messrs. Jarratt and Lewis, See "Board of Directors."

        NAME                   AGE              POSITION WITH THE COMPANY

Christopher L. Jarratt          37           Chairman of the Board and Chief
                                             Executive Officer

James G. Lewis                  33           President and Chief Operating
                                             Officer

Michael J. Chiodo               41           Chief Financial Officer and
                                             Treasurer

Scott G. Monson                 39           General Counsel and Secretary


   Michael J. Chiodo has served as Chief Financial Officer and Treasurer of the Company since September 1997. From August 1994 to September 1997, Mr. Chiodo served as Acting Chief Financial Officer. Prior to 1994, Mr. Chiodo served as Chief Financial Officer of Reynolds Kendrick Stratton, Inc., a broker dealer previously operated by the Company. Mr. Chiodo is also a former partner of the accounting firm of Sorensen, Chiodo & May.

   Scott G. Monson has served as General Counsel to the Company since September 1997 and Secretary of the Company since June 1998. From August 1994 to September 1997, Mr. Monson served as Associate General Counsel to the Company and as Legal Counsel to the Company from March 1989 to August 1994. Mr. Monson is admitted to practice law in the States of California (1997), Texas (1995), District of Columbia (1993) and Utah (1985).


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

   The Company's Board of Directors (the "Board") as a whole establishes the compensation and approves individual bonus programs for the Company's executive officers. Stock options and restricted stock awards granted to the Company's executive officers are also determined by the entire Board of Directors. The following is a summary of the compensation policies of the Board of Directors. In April 1999, the Board of Directors established a compensation committee (the "Compensation Committee"). The Compensation Committee will be responsible for making recommendations to the Board regarding compensation, bonus programs and equity-based awards for the Company's executive officers. The Compensation Committee consists of Messrs. Grossi and Mahood.

   The Board subscribes to a total compensation program for the Company's executive officers. The compensation program is composed of three elements: base salary, annual incentives and long-term equity based compensation. The Board's overall policy is to offer the Company's executive officers competitive cash and long-term equity based compensation opportunities based upon their personal performances, the financial performance of the Company and their personal contribution to the financial performance of the Company. The Board strives for fairness in the administration of executive compensation.

   The principal factors taken into account in establishing each executive officer's compensation package are summarized below. Additional factors may be taken into account to a lesser degree, and the relative weight given to each factor varies with each individual in the discretion of the Board. The Board may in its discretion apply entirely different factors.

   Cash-Based Compensation. The Board sets base salary for executive officers on the basis of personal performance, growth of the earnings of the Company and the salary levels in effect for comparable positions with other companies in the industry. This comparison group is not the same as the one included in the peer group index in the performance graph. The Company selects the companies for comparison based on numerous factors, such as the industries in which they operate, their size and complexity and the availability of compensation information.

   The cash based compensation has also been structured to include annual incentive compensation for each executive officer. The annual incentive compensation is based on the financial performance of the Company and the individual's personal contributions to the financial performance of the Company. The Board believes that the performance-based incentive compensation is crucial in attracting high caliber executives necessary for the successful conduct of the Company's business.

   The Company also maintains a Internal Revenue Code Section 401(k) defined benefit plan (the "401(k) Plan") under which all eligible employees of the Company, including executive employees, may elect to defer compensation up to the limits imposed by the Code. The 401(k) Plan provides for Company contributions to the 401(k) Plan of an amount equal to 25% of the amount contributed by the employee, up to 6% of their compensation.

   Long-Term Equity Based Compensation. The Board intends to make stock option grants and restricted stock awards on an annual basis. Each stock option grant or restricted stock award is designed to attract and retain executive officers by facilitating their acquisition of an equity interest in the Company, which aligns their interest with those of the Company's shareholders. Each stock option grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the date of the grant) over a specified period of time (up to ten years), thus providing a return to the executive officer only if he or she remains in full employment of the Company and the market price of the shares appreciates over the option term. The size of the option grant is usually set a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company. The size of option grants to similar individuals in comparable companies, the individual's potential for future responsibility and promotion within the Company, the individual's personal performance and the financial performance of the Company are also taken into account in determining the size of the stock option grant or restricted stock award.

   Chief Executive Officer Compensation. Mr. Jarratt, the Company's Chief Executive Officer, does not receive any cash compensation from the Company. The Company has retained Third Capital, LLC ("Third Capital") to furnish certain professional and advisory services for the Company, including the services of Mr. Jarratt. The Company pays Third Capital $30,000 per month and reimburses Third Capital's out-of-pocket expenses for its services. Mr. Jarratt is eligible to participate in the Company's stock option plans. See "Employment Agreements and Compensation Arrangements."

   During 1998, the Board reviewed the status of Mr. Jarratt's stock option holdings. Based on a review of stock option holdings of individuals in comparable positions in comparable companies, and based on a desire to maximize shareholder value by directly linking Mr. Jarratt's stock ownership to the achievement of a higher share price per for the Company's Common Stock, the Board granted Mr. Jarratt options to purchase 800,000 shares of the Company's Common Stock, subject to shareholder approval. The options have an exercise price per share of $1.3125, the fair market value of the shares on the grant date. If Mr. Jarratt's stock option grant is not approved by the shareholders, the Board has agreed to provide Mr. Jarratt comparable compensation if the form of stock appreciation right equivalent to 800,000 shares at an initial value of $1.3125 per share. See "Employment Agreements and Compensation Arrangements."


   Submitted by the Board of Directors of the Company:

CHRISTOPHER L. JARRATT
JAMES G. LEWIS
MARK D. GROSSI
DAVID A. MAHOOD



SUMMARY COMPENSATION TABLE

   The following table summarizes the compensation paid by the Company, in the last three years, to the Company's Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and General Counsel, the only executives who earned more than $100,000 annually in total compensation at any time during that period (the "Named Executive Officers").

   Mr. Jarratt, the Company's Chairman of the Board and Chief Executive Officer, and Mr. Lewis, the Company's President and Chief Operating Officer, received no direct compensation from the Company in 1998. The Company has retained Third Capital to provide certain professional and advisory services to the Company, including the services of Messrs. Jarratt and Lewis. See "Employment Agreements and Compensation Arrangements."

NAME AND POSITION
WITH THE COMPANY      ANNUAL COMPENSATION      LONG TERM COMPENSATION

                                               RESTRICTED  SHARES OF
                                                  STOCK    STOCK UNDER-     OTHER
                   YEAR    SALARY    BONUS   AWARD(S) (1)  LYING OPTIONS COMPENSATION
Christopher L.      1998      --        --         --      800,000 (2)   $271,000 (3)
Jarratt,
Chairman of the
Board and Chief
Executive
Officer

Stephen M.          1998   $308,750   $25,000       5             --      $83,150 (5)
Rubenstein,         1997    287,500    25,000      66        100,000        2,440 (6)
former Chief        1996    253,605   100,000      84         50,000        2,440 (6)
Executive
Officer (4)

James G. Lewis,     1998      --        --         --        750,000 (2) $271,000 (3)
President and
Chief Operating
Officer


Michael J.          1998   $112,521    $5,000       4          --          $1,752 (7)
Chiodo,             1997    110,000     5,000      47          --           1,739 (7)
Chief Financial     1996    100,000    15,000      64          --           1,664 (7)
Officer and
Treasurer

Scott G. Monson,    1998   $102,292   $10,000       5          --          $1,980 (8)
General Counsel     1997    100,000     5,000      66          --             608 (9)
and Secretary       1996     90,000     9,000      84          --             613 (9)



(1) Shares of Common Stock issued under the Company's Employee Stock Ownership Plan. See " Long-Term Incentive and Pension Plans."

(2) Messrs. Jarratt's and Lewis' options to purchase Common Stock are contingent upon the approval of the 1998 Stock Plan by the Company's shareholders. If the 1998 Stock Plan is not approved by the shareholders at the Annual Meeting, the options will terminate. The Company has agreed to grant Messrs. Jarratt and Lewis comparable compensation if the 1998 Stock Plan is not approved. See "Employment Agreements and Compensation Arrangements."

(3) The amount of $271,000 was paid to Third Capital for professional and advisory services provided to the Company, including the services of Messrs. Jarratt and Lewis. Mr. Jarratt is Chief Manager and Chief Executive Officer of Third Capital. Mr. Lewis is Chief Operating Officer and General Counsel of Third Capital. See "Employment Agreements and Compensation Arrangements."

(4) Mr. Rubenstein resigned as Chief Executive Officer of the Company in June 1998. In addition, Mr. Rubenstein resigned as President of JB Oxford & Company, a wholly-owned subsidiary of the Company ("JBOC"), as of October 12, 1998. Upon Mr. Rubenstein's resignation from JBOC, and in consideration of a severance payment, he relinquished all of his rights to the ownership or exercise of any unexercised stock options. See "Employment Agreements and Compensation Arrangements."

(5) Includes $1,650 for life insurance premiums paid by the Company and $81,500 paid by the Company in 1998 under Mr. Rubenstein's severance agreement.
     See "Employment Agreements and Compensation Arrangements."

(6)   Represents life insurance premiums paid by the Company.

(7) Includes $1,165 for life insurance premiums paid by the Company and contributions by the Company to the Company's 401(k) savings plan as a matching contribution in the amounts of $587 in 1998, $574 in 1997 and $499 in 1996.

(8) Includes $1,480 for life insurance premiums paid by the Company and $500 contributed by the Company to the Company's 401(k) savings plan as a matching contribution.

(9) Represents contributions by the Company to the Company's 401(k) savings plan as a matching contribution.

OPTION GRANTS IN 1998

   The following table summarizes information concerning options granted in 1998 to each of the Named Executive Officers.


                   NUMBER
                    OF      PERCENT
                  SHARES    OF TOTAL
                    OF      OPTIONS                        POTENTIAL REALIZABLE
                  COMMON    GRANTED                          VALUE AT ASSUMED
                   STOCK       TO     EXERCISE               ANNUAL RATES OF
                  UNDERLY   EMPLOYEES   PRICE                  STOCK PRICE
                    ING        IN        PER    EXPIRATION     APPRECIATION
     NAME         OPTIONS     1998      SHARE      DATE      FOR OPTION TERM

                                                            5%         10%

Christopher L.    800,000      51%     $1.3125    June 8, $660,339  $1,673,430
Jarratt*                                           2008
James G. Lewis*   750,000      48%     $1.3125    June 8, $619,068  $1,568,840
                                                   2008

* Messrs. Jarratt's and Lewis' options to purchase shares of Common Stock are contingent upon the approval of the 1998 Stock Plan by the Company's shareholders. If the 1998 Stock Plan is not approved by the shareholders at the Annual Meeting, the options will terminate. The Company has agreed to grant Messrs. Jarratt and Lewis comparable compensation if the 1998 Stock Plan is not approved. See "Employment Agreements and Compensation Arrangements."

OPTION VALUES AT DECEMBER 31, 1998

   The following table summarizes information concerning the number of unexercised options held by Named Executive Officers as of December 31, 1998. Also reported are values of "in-the-money" options, that is, the amount by which the exercise price of the option is exceeded by the last sale price of the Common Stock on December 31, 1998. No Named Executive Officer exercised any options in 1998.

                                                     VALUE OF UNEXERCISED
                         NUMBER OF OPTIONS           IN-THE-MONEY OPTIONS
                        AT DECEMBER 31, 1998         AT DECEMBER 31, 1998

       NAME           EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE

Christopher L.             0          800,000          0         $400,000
Jarratt *
James G. Lewis *           0          750,000          0         $375,000


* Messrs. Jarratt's and Lewis' options to purchase shares of Common Stock are contingent upon the approval of the 1998 Stock Plan by the Company's shareholders. If the 1998 Stock Plan is not approved by the shareholders at the Annual Meeting, the options will terminate. The Company has agreed to grant Messrs. Jarratt and Lewis comparable compensation if the 1998 Stock Plan is not approved. See " Employment Agreements and Compensation Arrangements."


STOCK OPTION PLANS

   The Company currently maintains two stock plans to attract and retain key employees and outside directors of the Company. In June 1998, the Board of Directors adopted the 1998 Stock Plan, subject to shareholder approval. The following is a brief discussion of each of the stock plans.

   1994 Stock Option Plan. The Company's 1994 Stock Option Plan (the "1994 Stock Plan") provides for the grant of options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock. Each option has an exercise price equal to the fair market value of the Common Stock on the date of grant, except for incentive stock options to beneficial owners of 10% or more of the Common Stock, which must have an exercise price of 110% of fair market value on the date of grant. As of December 31, 1998, 367,500 options had been granted under the 1994 Stock Plan, of which 120,000 option were previously exercised.

   Non-Employee Directors' Stock Option Plan. The Directors' Stock Plan provides for the grant of options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock. Under the terms of the Directors' Stock Plan, each non-employee director is granted non-qualified stock options to purchase 25,000 shares of the Company's Common Stock upon his or her election as a director. In addition, the Directors' Stock Plan provides for an annual grant to non-employee directors of non-qualified stock options to purchase 5,000 shares of the Company's Common Stock. Each option has an exercise price equal to the fair market value of the Common Stock on the date of the grant, and vests over a period of three years with one-third vesting on each anniversary date of the grant. In November 1998, the Board of Directors amended the Directors' Stock Plan to reduce the number of options granted to non-employee directors upon his or her election as a director from 50,000 to 25,000. As of December 31, 1998, 350,000 options had been granted under the Directors' Stock Plan.

   1998 Stock Option and Award Plan. The 1998 Stock Plan provides for the grant of options to purchase an aggregate of 3,500,000 shares of Common Stock. As of December 31, 1998, 1,550,000 options had been granted under the 1998 Stock Plan. See "Proposal 2 - Approval of Stock Plan."

LONG-TERM INCENTIVE AND PENSION PLANS

   The Company maintains a 401(k) savings plan for its employees. The Company matches 25% of the total contributions made by eligible employees up to 6% of their annual salary.

   The Company also maintains an Employee Stock Ownership Plan ("ESOP"). The ESOP provides for a formula grant of Common Stock to all eligible employees of the Company. The formula is based upon the ratio that each participant's annual compensation bears to the total annual compensation for all participants. All shares of Common Stock granted to eligible employees under the ESOP vest over a period of seven years. The Company's contribution to the ESOP is to be determined by the Board of Directors annually. No contributions by the Company have been made to the ESOP since December 31, 1992.

   Other than the 401(k) plan and the ESOP, the Company does not have any long-term incentive, pension or similar plans.

EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS

   Mr. Jarratt, the Company's Chairman of the Board and Chief Executive Officer, and Mr. Lewis, the Company's President and Chief Operating Officer, receive no direct compensation from the Company. Instead, the Company has retained Third Capital to furnish certain professional and advisory services to the Company, including the services of Messrs. Jarratt and Lewis. The Company pays Third Capital $30,000 per month and reimburses Third Capital's out-of-pocket expenses for its services. In addition, upon retaining Third Capital, the Company paid Third Capital a one time fee of $75,000. During 1998, the Company paid Third Capital a total of $271,000 (including the $75,000 fee) for professional and advisory services, and reimbursed Third Capital $121,378 for its expenses. Mr. Jarratt is the Chief Manager and Chief Executive Officer, and Mr. Lewis is the Chief Operating Officer and General Counsel of Third Capital.

   In June 1998, the Board of Directors adopted the 1998 Stock Plan and granted options under it to purchase 800,000 shares of Common Stock to Mr. Jarratt and 750,000 shares of Common Stock to Mr. Lewis, subject to shareholder approval. If the 1998 Stock Plan is not approved by the shareholders at the Annual Meeting, the Company has agreed to grant Messrs. Jarratt and Lewis comparable compensation in the form of stock appreciation rights. Under the terms of an agreement between the Company and each of Messrs. Jarratt and Lewis, if the shareholders do not approved the 1998 Stock Plan, the Company will grant to Mr. Jarratt stock appreciation rights equivalent to 800,000 shares of Common Stock at an initial value of $1.3125 per share, and to Mr. Lewis, stock appreciation rights equivalent to 750,000 shares of Common Stock at an initial value of $1.3125 per share.

   Mr. Monson executed an employment agreement with the Company in June 1994, which presently continues on a month-to-month basis. Under the terms of the employment agreement, the Company is required to provide Mr. Monson with four months written notice of termination and the payment of a severance package equal to three months salary.

   In June 1998, Mr. Rubenstein resigned as Chief Executive Officer of the Company. Mr. Rubenstein also resigned as President of JBOC on October 12, 1998. Pursuant to the terms of a Separation Agreement, dated October 12, 1998, among Mr. Rubenstein, the Company and JBOC, Mr. Rubenstein is entitled to severance pay of $261,500 payable over 15 months. In consideration of the severance payment, Mr. Rubenstein relinquished all of his rights to the ownership or exercise of any unexercised stock options.

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION

   Prior to the establishment of the Compensation Committee in April 1999, the Board of Directors acting as a whole, including Messrs. Jarratt and Lewis, made decisions regarding executive compensation.

                               PERFORMANCE TABLE


   The following table compares the cumulative total return on the Company's Common Stock with the cumulative total return of the companies in the NASDAQ US Index and the NASDAQ Financial Index. Cumulative total return for each of the periods shown in the performance table is calculated from the last sale price of the Company's Common Stock at the end of the period and assumes an initial investment of $100 on December 31, 1994, and the reinvestment of any dividends.


            YEAR         JBOH    NASDAQ US    NASDAQ FINANCIAL

          12/31/1994      100       100             100
          12/31/1995      281       141             146
          12/31/1996      138       174             187
          12/31/1997       84       213             285
          12/31/1998      181       301             277
           2/26/1999    1,006       313             271



                                  STOCK OWNERSHIP
                     OF CERTAIN SHAREHOLDERS AND MANAGEMENT

   The following table includes, as of April 22, 1999, stock ownership for each shareholder known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, each director, director nominee and Named Executive Officer and all directors and executive officers of the Company as a group. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                         CONVERTIBLE
NAME AND ADDRESS (1)         DEBT          OPTIONS       SHARES   PERCENTAGE (2)

Christopher J. Jarratt    7,740,992 (3)   800,000 (4)   975,790 (5)       41.0%
James G. Lewis                   --       750,000 (6)    42,800            5.1%
Mark D. Grossi                   --        50,000 (7)        --               *
David A. Mahood                  --        25,000 (8)        --               *
Stephen M. Rubenstein
9358 Hanna Avenue
Chatsworth, CA  91311            --            --           505               *
Michael J. Chiodo                --            --         5,821               *
Scott G. Monson                  --            --        19,215               *
Third Capital Partners,
LLC
314 Church Street, 9th
Floor
Nashville, TN  37201      7,740,992 (3)        --       569,540 (9)       37.1%
All Named Executive
Officers and Directors
as a group                7,740,992     1,625,000     1,044,131           43.3%

*   Less than 1%

(1) Unless otherwise indicated, the address of each of the beneficial owners is c/o JB Oxford Holdings, Inc., 9665 Wilshire Boulevard, Suite 300, Beverly Hills, California 90212.

(2) Assumes the exercise of all options held by the shareholder, whether or not presently exercisable, and the conversion of all convertible debt into shares of Common Stock.

(3) Includes 4,883,850 shares of Common Stock issuable to Third Capital Partners upon the conversion of $3.4 million of the Company's 9% Senior Secured Convertible Notes and 2,857,142 shares of Common Stock issuable to Third Capital Partners upon the conversion of $2.0 million of the Company's newly issued 9% Secured Convertible Notes. Mr. Jarratt, as Chief Manager and Chief Executive Officer of Third Capital Partners, has the sole right to vote, or direct the voting of, and the sole power to dispose or to direct the disposal of, of the shares of Common Stock owned by Third Capital Partners. See "Certain Relationships and Related Transactions."

(4) Represents options granted under the 1998 Stock Plan, of which options to purchase 266,000 shares of Common Stock will be exercisable within 60 days of April 22, 1999.

(5) Includes: 40,000 shares of Common Stock owned by Mr. Jarratt's wife; 318,750 shares of Common Stock subject to an irrevocable proxy granted to Mr. Jarratt by Oeri Finance, Inc. and Felix A. Oeri; 469,540 shares of Common Stock owned by JB Oxford Revocable Government Trust of which Third Capital Partners is the trustee with the right to vote the shares of Common Stock held by the Trust; and 100,000 shares of Common Stock owned by Third Capital Partners. See "Certain Relationships and Related Transactions."

(6) Represents options granted under the 1998 Stock Plan, of which options to purchase 250,000 shares of Common Stock will be exercisable within 60 days of April 22, 1999.

(7) Represents options granted under the Directors' Stock Plan, of which options to purchase 25,000 shares of Common Stock are presently exercisable, and options to purchase 25,000 shares of Common Stock will be exercisable within 60 days of April 22, 1999.

(8) Represents options granted under the Directors' Stock Plan, of which options to purchase 12,500 shares of Common Stock are presently exercisable.

(9) Includes 469,540 shares owned by JB Oxford Revocable Government Trust of which Third Capital Partners is the Trustee with the right to vote the shares of Common Stock held by the trust. See "Certain Relationships and Related Transactions."


                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% percent of the Company's Common Stock, to file with the Securities and Exchange Commission ("SEC") and the NASDAQ System initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Officers, directors and shareholders holding more than 10% of the outstanding shares of the Company's common stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Mr. Chiodo, Chief Financial Officer and Treasurer of the Company, inadvertently failed to file a required form on a timely basis upon his appointment as an executive officer of the Company in 1997. The required form has been filed. Based solely on its review of copies of these reports furnished to the Company or written representation that no reports were required, the Company believes that all other Section 16(a) filing requirements were met in 1998.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company has retained Third Capital to provide certain professional and advisory services to the Company, including the services of Mr. Jarratt as Chairman of the Board and Chief Executive Officer, and Mr. Lewis as President and Chief Operating Officer. The Company agreed to pay Third Capital $30,000 per month and reimburses Third Capital's out-of-pocket expenses for its services. In addition, upon retaining Third Capital, the Company paid Third Capital a one time fee of $75,000. During 1998, the Company paid Third Capital a total of $271,000 for professional and advisory services, and reimbursed Third Capital $121,378 for its expenses. Mr. Jarratt is the Chief Manager and Chief Executive Officer, and Mr. Lewis is the Chief Operating Officer and General Counsel of Third Capital. See "Executive Compensation and Other Information -- Employment Agreements and Compensation Arrangements."



   As of May 21, 1998, the Company entered into a stock purchase agreement (the "Stock Purchase Agreement"), with Third Capital Partners, 3421643 Canada Inc. ("3421643 Canada"), a corporation owned and controlled by Elliot L. Bier, a director of the Company from June 1998 to December 1998, Felix A. Oeri and Oeri Finance, Inc. As a result of the Purchase Agreement, the following transactions were completed on June 8, 1998:

1.Third Capital Partners and 3421643 Canada purchased approximately $3.9 million in outstanding principal amount of the Company's 9% Senior Secured Convertible Notes (the "Convertible Notes") from Oeri Finance, with the Company agreeing to reduce the conversion ration from $1.00 to $0.70 per share of the Company's Common Stock, and Third Capital Partners and 3421643 Canada agreeing to extend the maturity date of the Convertible Notes to December 31, 1999.

2.Third Capital Partners purchased from the Company $2.0 million in newly issued 9% Secured Convertible Notes (the "New Notes") having substantially the same terms as the Convertible Notes, as modified in the proceeding paragraph, except the New Notes are subordinated to certain other outstanding notes of the Company, and that the New Notes are convertible into a new issue of voting preferred stock of the Company, if that issue of preferred stock of the Company is approved by the Company's shareholders. The preferred stock will be convertible into Common Stock on the same terms as the Convertible Notes and the New Notes.

   In December 1998, the Company repurchased $500,000 in Convertible Notes issued to 3421643 Canada for their face value. Upon consummation of the repurchase, Mr. Bier resigned as a director of the Company.

   On February 18, 1999, the Company established the JB Oxford Revocable Government Trust (the "Trust") to purchase Common Stock of the Company. Third Capital Partners serves as trustee of the Trust, without compensation. Mr. Jarratt is the Chief Manager and Chief Executive Officer, and Mr. Grossi is a member, of Third Capital Partners. The Company loaned the Trust $586,915, which the Trust used to purchase 469,540 shares of the Company's Common Stock for an average price of $1.25 per share. Pursuant to the terms of the Trust, Third Capital Partners has the right to vote the shares held by the Trust, but has no right to dispose of them except upon termination of the Trust. The Trust will terminate on February 18, 2001, or, if sooner, the completion of the investigation relating to the Company being conducted by the U.S. Attorney's Office, the Federal Bureau of Investigation and the Securities and Exchange Commission.


                 SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

   A shareholder intending to present a proposal to be included in the Company's Proxy Statement for the Company's 2000 Annual Meeting of Shareholders must deliver a proposal, in accordance with the requirements of the Company's Amended and Restated By-laws and Rule 14a-8 of the Exchange Act, to the Secretary of the Company at the Company's principal executive office no earlier than January 31, 2000 and no later than March 1, 2000. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of the shareholder proposing such business, (c) the class and number of shares of Common Stock that are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business.

   A shareholder desiring to nominate a director for election at the Company's 2000 Annual Meeting of Shareholders must deliver a notice, in accordance with the requirements of the Company's Amended and Restated By-laws, to the Secretary of the Company at the Company's principal executive office no earlier than January 31, 2000 and no later than March 1, 2000. Such notice must include (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person,
(3) the class and number of shares of capital stock of the Company beneficially owned by the person, and (4) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Exchange Act; and (b) as to the shareholder giving the notice, (1) the name and record address of the shareholder, and (2) the class and number of shares of capital stock of the Company beneficially owned by the shareholder. The Company may require any proposed nominee to furnish additional information reasonably required by the Company to determine the eligibility of the proposed nominee to serve as a director of the Company. No shareholder proposals were received for inclusion in this Proxy Statement.


                                 OTHER MATTERS

   Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of the Company.

   Whether or not you plan to attend the Annual Meeting, please submit your proxy to ensure your representation at the Annual Meeting. Please submit your proxy with voting instructions by the Internet or telephone, or if those options are not available to you, sign and date the proxy card and return it in the enclosed envelope.


                  By Order of the Board of Directors,

SCOTT G. MONSON
Secretary
April 30, 1999



                            JB OXFORD HOLDINGS, INC.
                        1998 STOCK OPTION AND AWARD PLAN



      1. PURPOSE. The purpose of this Plan is to advance the interests of JB OXFORD HOLDINGS, INC., a Utah corporation (the "Company"), by providing additional incentive to attract and retain qualified and competent persons who are key to the Company, including key employees, Officers and Directors, and upon whose efforts and judgment the success of the Company is largely dependent, by encouraging such persons to own stock in the Company.

      2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

            (a)   "Board" shall mean the Board of Directors of the Company.

            (b) "Change of Control" shall mean the occurrence of any of the following:

                    (i) any transaction (which shall include a series of transactions occurring within sixty days or occurring pursuant to a plan) that has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                    (ii) the shareholders of the Company approving a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                    (iii) the shareholders of the Company approving a plan for the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

            (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (d) "Committee" shall mean the compensation committee appointed by the Board pursuant to Section 15 hereof or, if not appointed, the full Board.

            (e) "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.

            (f) "Controlled Entity" shall mean any trust, partnership, limited liability company or other entity in which such person that receives Options or Restricted Shares under this Plan acts as trustee, managing partner, managing member or otherwise controls; provided that, to the extent any such Option or Restricted Shares received under this Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such Option.

            (g)   "Director" shall mean a member of the Board.

            (h)   "Effective Date" shall mean June 8, 1998.

            (i) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee, exercising reasonable discretion, shall determine otherwise in a fair and consistent manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be the average of the average bid and ask prices of the Common Stock on the National Association of Securities Dealers National Market System, or such other national securities exchange or association on which the Common Stock is then listed, for the five business days preceding such day.

            (j) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Code.

            (k) "Non-Employee Director" shall mean a Director who: (i) is not an Officer or employee of the Company or any Subsidiary; (ii) does not (A) receive compensation, directly or indirectly, from the Company or any Subsidiary for services rendered as a consultant or in any other capacity other than as a Director, except for an amount that does not exceed the dollar amount for which disclosure would be required under Item 404(a) of Regulation S-K, 17 C.F.R.
Section 229.404(a), as amended from time to time, or (B) possess an interest in any transaction for which disclosure would be required under Item 404(a) of Regulation S-K, 17 C.F.R. Section 229.404(a), as amended from time to time; and
(iii) is not engaged in a business relationship for which disclosure would be required under Item 404(b) of Regulation S-K, 17 C.F.R. Section 229.404(b), as amended from time to time.

            (l) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

            (m) "Officer" shall mean the Company's Chairman, Chief Financial Officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant.

            (n) "Option" (when capitalized) shall mean any option granted under this Plan.

            (o) "Optionee" shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of a transfer made pursuant to Section 13 hereof.

            (p) "Participant" shall mean either a person to whom Restricted Shares are granted under this Plan, an Optionee or any person who succeeds to the rights of either such person under this Plan by reason of the death of such person.

            (q) "Plan" shall mean this 1998 Stock Option and Award Plan of the Company.

            (r) "Restricted Shares" shall mean Shares granted or sold pursuant to Section 11 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 11 has expired.

            (s) "Restricted Share Agreement" shall mean the agreement entered into between the Company and the Participant who is to receive Restricted Shares at the time of any Restricted Share grant.

            (t) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            (u)   "Share(s)" shall mean a share or shares of the Common Stock.

            (v) "Subsidiary" shall mean a "subsidiary corporation" as defined in Section 424(f) of the Code.

      3. AVAILABLE SHARES. The Company may grant to Participants from time to time an aggregate of up to 3,500,000 Restricted Shares or Options from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire, or be canceled or surrendered as to any Shares, or if any Restricted Shares are forfeited by the holder thereof, new Options or Restricted Shares may thereafter be granted covering such Shares.

      4. OPTION GRANTS. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Non-Statutory Stock Option. All Incentive Stock Options shall be granted within ten years from the date this Plan is adopted by the Board or the date this Plan is approved by the shareholders of the Company, whichever is earlier.

      5. DOLLAR LIMITATION. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and any Subsidiary), exceeds $100,000.

      6.    CONDITIONS FOR GRANT OF OPTIONS.

            (a) Each Option shall be evidenced by a written agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all Directors, Officers and regular employees of the Company or its Subsidiaries. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

            (b) In granting Options to Directors, Officers and employees of the Company or its Subsidiaries, the Committee shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options to Directors, Officers and employees of the Company or its Subsidiaries under this Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation,
(i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

            (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither this Plan nor any Option granted under this Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

      7. OPTION PRICE. The Committee shall establish, at the time any Option is granted, the price per Share for which the Shares covered by the option may be purchased; provided, however, that if the option is an Incentive Option, such price shall not be less than 100% of the Fair Market Value of the Shares on the date on which the option is granted; provided, further, that with respect to an Incentive Option granted to a Participant who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent corporation (as defined in Section 424(e) of the Code) or Subsidiary, the option price shall not be less than 110% of the fair market value of the Shares subject to the Incentive Option on the date such Option is granted.

      8.    EXERCISE OF OPTIONS.  An Option shall be deemed exercised when
(i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of an amount that is sufficient to satisfy all applicable federal or state tax withholding requirements relating to exercise of the Option, if any. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares; provided further, however, that if set forth in the written agreement with the Optionee an Option may be exercised without payment of any cash or other consideration provided the Option is surrendered and the Optionee receives a net amount of Shares equal to OS x (CP-EP)/CP, where "OS" is the gross number of Option Shares as to which the Option is to be exercised; "CP" is the Closing Price of the Common Stock on the last trading day preceding the date of the request to exercise the Option; and "EP" means the then applicable Exercise Price. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or in part with an Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the base lending rate of the Company's principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
Section 12 hereof.

      9. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 9.

            (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall (i) an Option be exercisable after the expiration of ten years from the date of grant of the Option or (ii) an Incentive Option granted to a Participant, who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent corporation (as defined in Section 424(e) of the Code) or Subsidiary, be exercisable after the expiration of five years from the date of grant of the Incentive Option.

            (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable upon any Change in Control.

            (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

      10.   TERMINATION OF OPTION PERIOD.

            (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                 (i) three months after the date on which the Optionee's employment is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct, (B) a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee, or (C) death;

                 (ii) immediately upon the termination of the Optionee's employment for Cause;

                 (iii) one year after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee; or

                 (iv) (A) one year after the date of termination of the Optionee's employment by reason of death of the Optionee, or (B) three months after the date on which the Optionee dies if the Optionee dies during the one year period specified in Section 9(a)(iii) hereof.

            (b) The Committee in its sole discretion may, by giving written notice (a "cancellation notice"), cancel, effective upon the date of the consummation of any corporate transaction described in Sections 2(b)(ii) or
(iii) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

       11. RESTRICTED SHARES. The Committee may also authorize the grant or sale to Directors, Officers and employees of the Company or its subsidiaries of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

            (a) Each such grant or sale shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Restricted Share Agreement.

            (b) In granting Restricted Share awards to Directors, Officers and employees of the Company or its Subsidiaries, the Committee shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine.
The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Restricted Share awards to Directors, Officers and employees of the Company or its Subsidiaries under this Plan prescribe such other terms and conditions concerning such grants as it deems appropriate.

            (c) Each Restricted Share grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than Fair Market Value per Share at the date of grant.

            (d) Each such grant or sale shall be subject to a Restricted Share Agreement, which shall provide that the Restricted Shares covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period of not less than one (1) year to be determined by the Committee at the date of grant, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control, retirement, or death or disability of the Participant or other similar transaction or event as approved by the Committee.

            (e) Each Restricted Share Agreement shall provide that during the period for which such substantial risk of forfeiture is to continue, and any other period prescribed by law, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee or law, as the case may be, at the date of grant (which restrictions may include, without limitation, prohibitions on transfer, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

            (f) Any grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

      12.   ADJUSTMENT OF SHARES.

            (a) If at any time while this Plan is in effect or Restricted Shares or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                    (i) appropriate adjustment shall be made in the maximum number of Shares available for grant to Participants under this Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so granted; and

                    (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

            (b) Subject to the specific terms of any Option or Restricted Share, the Committee may change the terms of Options or Restricted Shares outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of any corporate transaction described in Sections 2(b)(ii) or (iii) hereof.

            (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options or Restricted Shares granted under this Plan.

            (d) Without limiting the generality of the foregoing, the existence of outstanding Options or Restricted Shares granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, lease, exchange, transfer, assignment or other disposition of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

      13.   TRANSFERABILITY OF OPTIONS AND RESTRICTED SHARES.

            (a) No Incentive Stock Option shall be transferable by the Optionee other than by will, the laws of descent and distribution, and each Incentive Stock Option shall be exercisable during the Optionee's lifetime only by the Optionee.

            (b) A person that receives Non-Statutory Stock Options under this Plan or such person's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such person's or beneficiary's Non-Statutory Stock Options received under this Plan only as follows: (i) to the spouse or any children or grandchildren of such person that receives Non-Statutory Stock Options under this Plan; (ii) as a charitable contribution or gift to or for the use of any person or entity described in Section 170(c) of the Code; (iii) to any Controlled Entity; or
(iv) by will or the laws of intestate succession.

            (c) Restricted Shares may be transferred only as set forth in the applicable Restricted Share Agreement.

      14. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option or Restricted Share award grant, the Committee may require such agreements or undertakings (in an Option Agreement or Restricted Share Agreement), if any, as the Committee may deem necessary or advisable to assure compliance with any such federal or state securities or other law or regulation including, but not limited to, the following:

               (i) a representation and warranty by the Participant to the Company, at the time any Option is exercised or Restricted Share granted, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

               (ii) a representation, warranty and/or agreement by the Participant to the Company to be bound by any legends that are, in the opinion of the Committee or counsel to the Company, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee or counsel to the Company to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

      15.   ADMINISTRATION OF THE PLAN.

            (a) This Plan shall be administered by the Committee, which shall consist of not less than two Directors. The Committee shall have all of the powers of the Board with respect to this Plan; provided that if any member of the Committee is not a Non-Employee Director, then the Board shall approve any Option or Restricted Share that the Committee proposes to grant hereunder. The Board may change the membership of the Committee at any time and fill any vacancy occurring in the membership of the Committee by appointment.

            (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee's determinations and its interpretation and construction of any provision of this Plan shall be final and conclusive.

            (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written consent of the members of the Committee.

      16.   INTERPRETATION.

            (a) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

            (b) This Plan shall be governed by the laws of the State of California.

            (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

            (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

      17.   AMENDMENT AND DISCONTINUATION OF THE PLAN.

            (a) Either the Board or the Committee may from time to time amend this Plan or any Option; provided, however, that, except to the extent provided in Section 12, no such amendment may, without approval by the shareholders of the Company, (i) materially increase the benefits accruing to participants under this Plan, (ii) materially increase the number of securities which may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan; and provided further, that except to the extent provided in Section 10, no amendment or suspension of this Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

            (b) Notwithstanding anything herein to the contrary, the provisions of this Plan which govern the exercise price per Share under each such Option, when and under what circumstances such Option will be granted and the period within which each such Option may be exercised, shall not be amended more than once every six months (even with stockholder approval) other than to conform to changes to (i) the Code or the rules promulgated thereunder, (ii) the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, or (iii) rules promulgated by the Securities and Exchange Commission.

      18. EFFECTIVE DATE AND TERMINATION DATE. The Plan shall be effective upon the Effective Date and shall terminate on the tenth anniversary of the Effective Date.